Exhibit 99.1

FOR IMMEDIATE RELEASE

December 15, 2020	NYSE American: REI

RING ENERGY, INC., ANNOUNCES RESULTS OF PROXY VOTE

FOR THE 2021 BOARD OF DIRECTORS

Company Provides Proxy Results for Seven Directors

Midland, TX. December 15, 2020 – Ring Energy, Inc. (NYSEAM: REI) (“Ring”) (“Company”) announced today its shareholders voted decisively to approve Mr. Paul D. McKinney as Chairman of the Board of Directors as well as all six independent directors to the Board. Collectively, all seven directors were elected to serve another one-year term which will end on the date of the 2021 Annual Meeting of Stockholders, or at such time as their successors are duly elected and qualified.

Mr. Paul D. McKinney, Ring’s Chief Executive Officer and Chairman of the Board commented, “I am humbled and inspired by the trust and support Ring’s stockholders have placed in me and the independent directors that serve with me. These six directors are men and women of impeccable character and each brings unique abilities and strengths to this Board. Their prior experience and success in varying industries will lend a high degree of diversity, insight, and wisdom as we work together to enhance shareholder value.”

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations in Texas and New Mexico.

www.ringenergy.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019, its Form 10Q for the quarter ended September 30, 2020 and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

For further information contact:

David A. Fowler, President
Ring Energy, Inc.

(432) 682-7464

Bill Parsons

K M Financial, Inc.

(702) 489-4447